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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

Click Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0001107050 (Commission File Number)	36-4088644 (IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this amendment is to file unaudited interim financial statements for Webridge Inc., these statements are for the interim period ended March 31, 2004. This amendment also updates the pro forma financial statements filed in Form 8/KA dated July 6, 2004 for the finalization of the valuation of the intangible assets.

Item 9.01 Financial Statements

  (a)
  Unaudited, unreviewed interim financial statement of Webridge Inc. for the period ended March 31, 2004

  Revised pro forma financial statements

  Schedule of the calculation of the purchase price

  Schedule of the nature of the identifiable intangible assets

Webridge, Inc.
INDEX

PART I.	FINANCIAL INFORMATION
Item 9.01	Financial Statements
Condensed Consolidated Balance Sheets as of March 31, 2004 (unaudited) and December 31, 2003
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three months ended March 31, 2004 (unaudited) and 2003 (unaudited)
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003 (unaudited)
Notes to the Financial Statements (unaudited)

Item 9.01 Financial Statements

WEBRIDGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash,cash equivalents and short-term investments	$454	$755
Restricted investment	298	298
Trade accounts receivable, net	591	774
Prepaids and other current assets	21	51

Total current assets	1,364	1,878
Property and equipment, net	320	337
Other assets	—	—

Total assets	$1,684	$2,215

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18	$23
Deferred revenue	2,192	2,231
Accrued expenses and other current liabilities	347	353
Total current liabilities	2,557	2,607
Long-term debt and capital lease obligations, net of current portion	—	207
Other liabilities	—	—

Total liabilities	2,557	2,814

Common stock	31	31
Additional paid-in capital	49,826	49,826
Deferred stock based compensation	—	(2)
Accumulated other comprehensive loss — foreign currency translation	—	(231)
Accumulated deficit	(50,730)	(50,223)

Total shareholders' equity	(873)	(599)

Total liabilities and shareholders' equity	$1,684	$2,215

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEBRIDGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2004	2003
Revenues
Product:
Product license	$48	$191
Service	901	670

Total revenue	949	861

Cost of revenues:
Product	—	—
Service	307	229

Total cost of revenues	307	229

Gross profit	642	632

Operating expenses:
Sales and marketing	154	373
Research and development	478	861
General and administrative	152	212

Total operating expenses	784	1446

Operating loss	(142)	(814)

Other income (loss), net	14	(11)

Income loss before income taxes	(128)	(825)
Income tax expense	—	—

Net loss	$(128)	$(825)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEBRIDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(128)	$(825)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of stock-based compensation	2	72
Depreciation and amortization	17	101
Provision for doubtful accounts	—	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	183	(117)
Prepaids and other current assets	30	48
Accounts payable	(5)	(71)
Deferred revenue	(39)	267
Accrued expenses and other current liabilities	(311)	43
Other, net	—	(43)

Net cash used in operating activities	(251)	(525)
Cash flows from investing activities:
Net cash provided by (used in) investing activities	—	—
Cash flows from financing activities:
Payments under capital lease obligations	(50)	(82)

Net cash used in financing activities	(50)	(82)

Effect of foreign exchange rates on cash and cash equivalents	—	—

Net decrease in cash and cash equivalents	(301)	(607)
Cash and cash equivalents at beginning of period	755	1,434

Cash and cash equivalents at end of period	$454	$827

Supplemental disclosures:
Interest paid	$5	$6
Income taxes paid	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

WEBRIDGE, INC.
NOTES TO THE FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

        The unaudited condensed consolidated financial statements include the accounts of Webridge, Inc. (the "Company") reflect all adjustments (which are normal and recurring in nature) that, in the opinion of management, are necessary for a fair presentation of the interim periods presented. The results of operations for the interim period presented is not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending December 31, 2004. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The unaudited condensed consolidated financial statements and notes included herein should be read in conjunction with the Company's audited consolidated financial statements and notes included in the Company's Annual Report.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Cost Recognition

        The Company recognizes product license revenue from licensing the rights to use its software on a perpetual basis. Software licenses that are limited in duration to typically 12-24 months are recognized as subscriptions as they are required to be included with a hosting arrangement. The Company generates consulting and implementation service revenues from integrating its software, performing needs analyses for customers and providing training services. Maintenance and hosting revenues are generated under contracts that provide customers with maintenance, product support and hosting services.

        The Company recognizes software license and other related revenue, including revenue associated with multiple element contracts that contain software elements, in accordance with Statement of Position ("SOP") No. 97-2 "Software Revenue Recognition" as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." For those contracts that either do not contain a services component or that have services which are not essential to the functionality of any other element of the contract, software license revenue is recognized upon delivery of the Company's software provided that the fee is fixed and determinable, persuasive evidence of an arrangement exists and collection of the resulting receivable is considered probable. Revenue from service contracts is typically recognized as the services are performed. Revenue to be recognized from software arrangements involving multiple elements is allocated to each element based on the residual value method in accordance with SOP 89-9. Under the residual method, if vendor-specific objective evidence ("VSOE") of fair value exists for all undelivered elements, but does not exist for the delivered elements, revenue is allocated to the undelivered elements based on VSOE of fair market value and the residual is allocated to the delivered element. The Company determines VSOE for each element by assessing the price charged when the same element is sold separately. The Company has analyzed all of the elements included in its multiple-element arrangements and determined that it has sufficient VSOE to allocate revenue to maintenance services, consulting and implementation services and training elements of its perpetual license arrangements. The Company sells its professional services and training separately, and has established VSOE on this basis. VSOE for maintenance is determined based upon the customer's annual renewal rates. Accordingly, revenue from perpetual licenses is typically recognized upon delivery using the residual method, assuming all other requirements of SOP 97-2 are met.

The Company records deferred revenue on software contracts for which it has billed or collected amounts, but for which the requirements for revenue recognition have not been met. The Company's software is generally licensed on either a perpetual basis or through a subscription. Revenues related to arrangements with multiple elements but that do not contain software elements are allocated to the individual elements in accordance with EITF Issue No. 00-21, "Revenue Arrangements with Multiple Elements," ("EITF 00-21") based upon verifiable, objective evidence of the fair values of each accounting unit.

Revenue from contracts in which the Company's services are essential to the functionality of the other elements of the contract is recognized using the percentage-of-completion method under contract accounting as services are performed, as the Company delivers, configures and installs the software. The percentage completed is measured as the percentage of labor hours incurred to date in relation to estimated total labor hours. For arrangements in which percentage-of-completion accounting is used, the Company records cash receipts.

3.     COMMITMENTS AND CONTINGENCIES

        In November 2002, the FASB issued FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of others. Under the Company's standard software license agreements, the Company agrees to indemnify, defend and hold harmless its licensees' use of Company software from and against certain losses, damages and costs arising from claims alleging the licensees' use of Company software infringes on the intellectual property rights of a third party. The indemnification is contingent upon (a) the customer providing the Company with prompt written notice of such claims; (b) the customer providing reasonable cooperation to the Company in the defense and settlement of such claim, at the Company's expense; and (c) the Company having sole authority to defend or settle the claim. Historically, the Company has not been required to pay material amounts in connection with claims asserted under these provisions, and accordingly, the Company has not recorded a liability relating to such provisions.

4.     GOING CONCERN

The accompanying consolidated financial statements have been prepared as if the Company will continue as a going concern. The Company's continuing losses from operations, accumulated equity deficit and negative working capital raise substantial doubt about its ability to continue as a going concern. As further discussed in Note 7, on April 21, 2004, the Company's stockholders approved the sale of substantially all of the operating assets and certain liabilities of the Company to Click Commerce, Inc. (the "Asset Sale") and authorized management to commence a liquidation of the Company. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these events

5.     SOFTWARE DEVELOPMENT COSTS

Webridge accounts for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Software development costs are capitalized beginning when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. To date, the establishment of technological feasibility of Webridge's products has occurred concurrently with general release and, accordingly, no costs have been capitalized.

6.     FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the Company's wholly-owned foreign subsidiaries are translated from their respective functional currencies at exchange rates in effect at the balance sheet date, and revenues and expenses are translated at average exchange rates prevailing during the year. For subsidiaries whose functional currency is the local currency, resulting translation adjustments are reflected as a separate component of stockholders' equity, if material. For subsidiaries whose functional currency is the U.S. Dollar, resulting translation adjustments are included in results of operations. Foreign currency transaction gains and losses, which have been immaterial, are included in results of operations. For foreign entities where recoverability of the Company's investment is considered remote, or in which the entity has been substantially liquidated, the Company records a charge to income to write off the corresponding translation adjustment balance included in stockholders' equity in the period where such assessment of recoverability has been made.

7.     SUBSEQUENT EVENTS

As discussed in Note 4 to the consolidated financial statements, the accompanying consolidated financial statements have been prepared as if the Company will continue as a going concern. On April 21, 2004, the Company's stockholders approved the sale of substantially all of the operating assets and certain liabilities of the Company to Click Commerce, Inc. (the "Asset Sale"), and authorized management to commence a liquidation of the Company. Proceeds from the sale consisted of 615,303 shares of Click Commerce, Inc. common stock, of which approximately 90,000 shares will be held in escrow until January 2005, subject to certain adjustments required in the related asset purchase agreement dated April 21, 2004. Management intends to use these proceeds to fund the liquidation of the Company, to repay creditors, and to distribute the remaining net assets of the Company, if any, including shares of Click Commerce, Inc. common stock to the Company's stockholders. Management expects the Company will incur significant costs associated with its liquidation including statutory compliance costs, employee compensation and termination costs, legal, accounting and other expenses. Management expects to complete the liquidation of the Company in 2005 and estimates the total costs the Company will incur during 2004 and 2005 associated with its liquidation will be approximately $700,000. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these events.

The 615,303 net shares of Click Commerce, Inc. common stock received by the Company on April 21, 2004 (the "Closing Date") are subject to certain restrictions under the terms of the asset purchase agreement which restrict the sale of the shares of Click Commerce, Inc. common stock by the Company for a period of 90 days from the Closing Date (the "Lock-Up Period"). Upon receipt of written consent from Click Commerce, Inc., the Company sold 30,303 shares of Click Commerce, Inc. common stock for total proceeds of approximately $172,000 in April through June 2004. The Lock-Up Period expires on July 21, 2004.

The following unaudited pro forma condensed combining financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Webridge, Inc. and notes thereto included herein as well as the consolidated financial statements included in the Click Commerce, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 and the condensed consolidated financial statements and notes thereto (unaudited) included in the Click Commerce, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
March 31, 2004

(dollars in thousands)

Description	Click Commerce	Webridge	Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma
Assets
Current assets:
Cash, cash equivalents and short-term investments	$11,557	$454	$(454	)(A)	$11,557
Accounts receivable, net	5,791	591	(59	)(A)	6,323
Restricted cash	—	298	—		298
Prepaids and other current assets	538	21	—		559

Total current assets	17,886	1,364	(513)		18,737
Property and equipment, net	814	320	(252	)(B)	882
Restricted cash	170	—	—		170
Goodwill	—	—	1,869	(C)	1,869
Intangible assets	319	—	1,620	(C)	1,939
Other assets	546	—	—		546

Total assets	$19,735	$1,684	$2,724		$24,143

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$542	$18	$(18	)(D)	$542
Deferred revenue	4,336	2,192	(1,815	)(E)	4,713
Accrued compensation	971	—	60	(F)	1,031
Accrued expenses and other liabilities	1,855	347	(347	)(G)
			422	(H)	2,277

Total current liabilities	7,704	2,557	(1,698)		8,563
Other liabilities	61	—	—		61

Total liabilities	7,765	2,557	(1,698)		8,624

Shareholders' equity (deficit):
Preferred stock	—	—	—		—
Common stock	8	31	(31	)(I)
			1	(J)	9
Additional paid-in capital	62,555	49,826	(49,826	)(I)
			3,548	(J)	66,103
Deferred compensation	(13)	—	—		(13)
Accumulated other comprehensive income	141	—	—		141
Treasury stock	(117)	—	—		(117)
Accumulated deficit	(50,604)	(50,730)	50,730	(I)	(50,604)

Total shareholders' equity (deficit)	11,970	(873)	4,422		15,519

Total liabilities and shareholders' equity (deficit)	$19,735	$1,684	$2,724		$24,143

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
For the three months ended March 31, 2004

(dollars in thousands, except per share data)

Description	Click Commerce	Webridge	Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma
Revenues
Product license	$1,212	$48	$—		$1,260
Service	4,060	901	—		4,961

Total revenues	5,272	949	—		6,221
Costs of revenues
Product license	43	—	—		43
Service	2,424	307	(22	)(K)	2,709

Total cost of revenues	2,467	307	(22)		2,752

Gross profit	2,805	642	22		3,469
Operating expenses:
Sales and marketing	598	154	(5	)(K)	747
Research and development	411	478	(9	)(K)	880
General and administrative	915	150	(5	)(K)	1,060
Amortization of stock-based compensation	8	2	—		10
Amortization of intangible assets	40	—	110	(L)	150

Total operating expenses	1,972	784	91		2,847

Operating income (loss)	833	(142)	(69)		622

Other income, net	18	14	—		32

Income (loss) before income taxes	851	(128)	(69)		654
Income tax expense	—	—	—		—

Net income (loss)	$851	$(128)	$(69)		$654

Basic net income per share	$0.10				$0.07

Diluted net income per share	$0.10				$0.07

Weighted average shares outstanding — basic	8,391,143		615,303		9,006,446
Weighted average shares outstanding — diluted	8,863,265		615,303		9,478,568

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
For the Year ended December 31, 2003

(dollars in thousands, except per share data)

Description	Click Commerce	Webridge	Pro Forma Adjustments		Click Commerce/ Webridge Pro Forma
Revenues
Product license	$4,164	$788	$—		$4,952
Service	14,025	3,121	(154	)(E)	16,992

Total revenues	18,189	3,909	(154)		21,944
Costs of revenues
Product license	341	—	—		341
Service	8,375	1,123	(139	)(K)	9,359

Total cost of revenues	8,716	1,123	(139)		9,700

Gross profit	9,473	2,786	(15)		12,244
Operating expenses:
Sales and marketing	3,409	1,197	(38	)(K)	4,568
Research and development	2,411	2,764	(66	)(K)	5,109
General and administrative	4,520	474	(54	)(K)	4,940
Amortization of stock-based compensation	58	173	—		231
Amortization of intangible assets	107	—	440	(L)	547
Restructuring and other charges	2,960	—	—		2,960

Total operating expenses	13,465	4,608	282		18,355

Operating loss	(3,992)	(1,822)	(297)		(6,111)

Other income (expense), net	341	(14)	—		327

Loss before income taxes	(3,651)	(1,836)	(297)		(5,784)
Income tax expense	—	—	—		—

Net loss	$(3,651)	$(1,836)	$(297)		$(5,784)

Net loss per share — basic and diluted	$(0.45)				$(0.66)

Shares used in computing net loss per share — basic and diluted	8,163,223		615,303		8,778,526

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

        The unaudited pro forma condensed combining balance sheet as of March 31, 2004 gives effect to the acquisition of substantially all operating assets and certain liabilities of Webridge, Inc. ("Webridge"), a privately-held Delaware corporation, as if it occurred on that date. The unaudited pro forma condensed combining statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the acquisition of Webridge as if it occurred on January 1, 2003.

        Under the terms and conditions of the Asset Purchase Agreement dated as of March 17, 2004 Click Commerce, Inc. (the "Company") acquired substantially all of the operating assets of Webridge for 615,303 shares of the Company's common stock on April 22, 2004. The Company also incurred approximately $181,000 of direct expenses related to closing the Webridge acquisition. The Company funded the acquisition using available cash on hand as well as the issuance of common stock.

        The assets acquired and liabilities assumed in this acquisition were recorded based upon management's best estimates of fair value with any excess purchase price being allocated to goodwill. The preliminary purchase price allocation may be subject to further adjustment as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.     PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF OPERATIONS

(A)    Reflects the transaction structure as an asset purchase in which cash balances and certain receivables were not included in the assets acquired.

(B)    Reflects the adjustment of property and equipment that were either (i) not acquired, (ii) had no future use, or (iii) written down to their estimated fair value as of the acquisition date.

(C)    Reflects the establishment of intangible assets in the amount of $1,869,000 and goodwill in the amount of $1,620,000.

(D)    Reflects the transaction structure as an asset purchase in which the accounts payable were not included in the liabilities assumed.

(E)    Reflects the adjustment of deferred revenue acquired in purchase accounting to its estimated fair value.

(F)    Reflects the reclassification of a sales commission liability that was assumed by the Company and which was reflected in accrued expenses and other liabilities by Webridge as of March 31, 2004.

(G)    Reflects the transaction structure as an asset purchase to eliminate accrued expenses and other liabilities which were not included in the liabilities assumed.

(H)    Reflects direct acquisition costs in the amount of $186,000 incurred by the Company related to the acquisition and certain lease obligations for office space in the amount of $188,000 that will not be used by the Company following the acquisition.

(I)    Reflects the elimination of Webridge's common stock, paid-in capital and accumulated deficit.

(J)    Reflects purchase price of approximately $3.5 million of the Company's common stock.

(K)    Reflects adjustment of depreciation expense for the valuation of property and equipment at estimated fair values as of the acquisition date.

(L)    Reflects amortization related to the identifiable intangible assets with definite useful lives in connection with the acquisition.

        The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed on the effective date of the Webridge and acquisition. The Company incurred approximately $186,000 and $200,000 of direct expenses related to the closing of the Webridge and bTrade acquisitions, respectively. Due to the timing of the acquisition, the final allocation of the purchase price is subject to change as the Company completes the valuation of the acquired assets and assumed liabilities.

Webridge April 21, 2004
Assets:
Cash and cash equivalents	$—
Trade accounts receivable, net	488
Other current assets	—

Total current assets	488
Property and equipment	70
Intangible assets	1,620
Goodwill	1,869
Other assets	300

Total assets	4,347
Liabilities:
Accounts payable	—
Accrued liabilities	422
Short term debt obligations	—
Deferred revenue	377

Total liabilities	799
Net assets acquired	$3,548

        The following table details the intangible assets recorded to date related to customer relationships, developed technology, trade names, and order backlog. These intangible assets, as well as the goodwill recorded by the Company, will be evaluated, as required to determine that the fair value of such assets do not exceed their recorded values. If an impairment exists, the carrying value of such assets will be reduced to their fair value.

	Customer Relationships (1)	Developed Technology (2)	Trade Names (3)	Total
Webridge	560	910	150	1,620

(1)
Customer relationships are amortized over 5 years

(2)
Developed technology is amortized over 4 years

(3)
Trade names are being amortized over 3 years

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC. (Registrant)
	By:	/s/ MICHAEL W. NELSON Michael W. Nelson Chief Financial Officer
Dated: February 4, 2005

INDEX TO EXHIBITS

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